                            INDEMNIFICATION AGREEMENT

         INDEMNIFICATION AGREEMENT, dated October 26, 1999 (this
"Indemnification Agreement"), among The ST. JOE COMPANY, a Florida company ("St. Joe"), THE NEMOURS FOUNDATION, a Florida foundation ("Nemours") and the ALFRED I. DUPONT TESTAMENTARY TRUST ("Trust", and together with Nemours the, "Majority Shareholders") (each a "Party" and collectively, "Parties").

         WHEREAS, Trust owns as of the close of business on the date hereof, 49,643,292 shares of common stock, no par value per share, of St. Joe ("St. Joe Common Stock") and Nemours owns as of the close of business on the date hereof, 2,232,408 shares of common stock, no par value per share, of St. Joe
("St. Joe Common Stock");

         WHEREAS, St. Joe and FLORIDA EAST COAST INDUSTRIES, INC. ("FEC") are entering simultaneously herewith into a Distribution and Recapitalization Agreement, dated as of October 26, 1999 (the "Distribution and Recapitalization Agreement"), pursuant to which, among other things, (i) St. Joe Capital II, Inc., a Delaware corporation and a direct wholly owned subsidiary of St. Joe, which holds as the date hereof 19,609,216 shares of common stock, no par value per share, of FEC ("FEC Common Stock"), will be merged with and into St. Joe with St. Joe as the surviving corporation, (ii) St. Joe will incorporate a Florida corporation as a direct wholly owned subsidiary of St. Joe ("Merger Sub") and will contribute the 19,609,216 shares of FEC Common Stock then held by St. Joe to Merger Sub, (iii) Merger Sub will be merged with and into FEC with the effect that St. Joe will be issued, in exchange for the cancellation of the shares of FEC Common Stock that Merger Sub will hold as of the date of its merger with and into FEC, an equal number of shares of a new Class B Common Stock, no par value per share, of FEC ("Class B Common Stock"), which new class of stock shall be entitled to elect 80% of the members of the board of directors of FEC and in all other respects shall be substantially identical to the FEC Common Stock (the "Recapitalization") and (iv) St. Joe will effect the Distribution (as defined below);

         WHEREAS, the Board of Directors of St. Joe has determined that it is appropriate, desirable and in the best interests of St. Joe and its stockholders to distribute pursuant to the Distribution and Recapitalization Agreement, following consummation of the Recapitalization, all the shares of Class B Common Stock that St. Joe will receive in the Recapitalization, on the terms and subject to the conditions set forth in the Distribution and Recapitalization Agreement, to the holders of record of St. Joe Common Stock, including the Majority Shareholders, as of a date determined by the Board of Directors of St. Joe, on a pro rata basis (the "Distribution");



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         WHEREAS, St. Joe is in the process of applying for a ruling from the
United States Internal Revenue Service (the "IRS") to the effect that the Distribution will be a tax-free distribution within the meaning of Section 355 of the United States Internal Revenue Code (the "Code");

         WHEREAS, one of the conditions to St. Joe's obligation to effect the consummation of the Distribution under the Distribution and Recapitalization Agreement is that each of the Majority Shareholders enter into this Indemnification Agreement on or prior to the date the Distribution is declared; and

         WHEREAS, each of the Majority Shareholders has determined that it is appropriate, desirable and in the best interests of the beneficiaries of each of the Majority Shareholders that the Distribution be effected in accordance with the terms of the Distribution and Recapitalization Agreement and that this Indemnification Agreement be entered into in connection therewith and each of the Majority Shareholders has effected all necessary action and obtained any consents required by it to authorize, enter into and perform this Indemnification Agreement in accordance with its terms.

         NOW, THEREFORE, in connection with the Distribution and in consideration of the mutual covenants and agreements contained in this Indemnification Agreement, the Parties hereby agree as follows:

                                    ARTICLE I

                            RESTRICTIONS ON TRANSFER

SECTION 1. Restrictions on Transfers.

         a. Neither of the Majority Shareholders may transfer, agree to transfer or negotiate regarding a transfer or agreement to transfer any shares of St. Joe Common Stock during the time period beginning on the Effective Date and ending on the date which is six months after the Distribution Date (the "Six-month Anniversary"); provided, however, that the Majority Shareholders may, after the Distribution Date and prior to the Six-month Anniversary, transfer to St. Joe, in all one transaction or in a series of transactions, up to an aggregate for all such transfers of an amount of shares of St. Joe Common Stock equal to 15% of the number of shares of outstanding stock of St. Joe immediately after the Distribution, taking into account all transfers of both Majority Shareholders during such period on a cumulative basis.

         b. Any time after the Six-month Anniversary until the date which is two years after the Distribution Date (the "Two-year Anniversary"), the Majority



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Shareholders may (i) transfer to St. Joe, in all one transaction or in a series of transactions, up to an aggregate for all such transfers and any transfers of St. Joe Common Stock to St. Joe after the Distribution Date and prior to the Six-month Anniversary of an amount of shares of St. Joe Common Stock equal to 15% of the number of shares of outstanding stock of St. Joe immediately after the Distribution, taking into account all transfers of both Majority Shareholders during period on and after the Effective Date until the Two-year Anniversary on a cumulative basis, and (ii) transfer to any other Person or Persons, in all one transaction or in a series of transactions, up to an aggregate for all such transfers of an amount of shares of St. Joe Common Stock equal to 20% of the number of shares of outstanding stock of St. Joe immediately after the Distribution, taking into account all transfers of both Majority Shareholders during such period on a cumulative basis. At any time after the Two-year Anniversary, either of the Majority Shareholders may transfer, agree to transfer or negotiate regarding a transfer or agreement to transfer any of their shares of St. Joe Common Stock.

         c. Other than the transfers permitted by Section 1(b) of this Article I, neither of the Majority Shareholders may transfer, agree to transfer or negotiate regarding a transfer or agreement to transfer any shares of St. Joe Common Stock during the time period beginning after the Six-month Anniversary and ending on the Two-year Anniversary unless the Majority Shareholder seeking any such transfer or agreement receives a ruling from the Internal Revenue Service or an opinion of nationally recognized tax counsel, reasonably satisfactory to St. Joe, to the effect that the transfer of such St. Joe Common Stock will not be treated as part of a "plan" or "series of related transactions" involving the Distribution within the meaning of Section 355(e) of the Code.

SECTION  2. Indemnification.

                  a. Each of the Majority Shareholders shall indemnify, defend and hold harmless St. Joe, its Affiliates (other than the Majority Shareholders), each of their respective stockholders (other than the Majority Shareholders), present and former directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "St. Joe Indemnitees") from and against any Liability to which, in any case, the St. Joe Indemnitees become subject arising from any inaccuracy in or failure to comply with any written representation or statement made by it to St. Joe or the IRS in connection with the requests by St. Joe for the IRS Ruling (as defined below) and the IRS Supplemental Ruling (as defined below); provided, however, that, notwithstanding the foregoing, the Majority Shareholders shall not be required to indemnify, defend or hold harmless any St. Joe Indemnitee for any liability to the extent resulting from any inaccuracy or incompleteness in any representation or statement made by St. Joe or any St. Joe Indemnitee to the IRS in connection with

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requests for the IRS Ruling or the IRS Supplemental Ruling or failure by St. Joe or any St. Joe Indemnitee to comply with any written representation or statement made by St. Joe or any St. Joe Indemnitee to the IRS in connection with the requests for the IRS Ruling or the IRS Supplemental Ruling.

                  b. Each of the Majority Shareholders shall indemnify, defend and hold harmless the St. Joe Indemnitees from and against all Liabilities (including, without limitation, (i) any Distribution Restructuring Taxes and
(ii) any lost financing or other corporate opportunities of St. Joe related to St. Joe's inability to issue stock or engage in a transaction without giving rise to Distribution Restructuring Taxes to the extent St. Joe could have issued such stock or engaged in such transaction without giving rise to such Distribution Restructuring Taxes had there not been a violation of Article I,
Section 1 of this Indemnification Agreement) to which the St. Joe Indemnitees may become subject, arising from any failure by it to comply with its obligations under Article 1, Section 1(a) and (b) of this Indemnification Agreement.

                  c. Contractual Indemnification. Other than with respect to Liabilities with respect to which indemnity payments are made pursuant to (a) and (b) above, each of the Majority Shareholders shall indemnify, defend and hold harmless the St. Joe Indemnitees from and against all Liabilities to which the St. Joe Indemnitees may become subject, arising from, relating to, or in the nature of any failure by it to comply with its representations, warranties, covenants or agreements in this Agreement.

                  d. Remedies Not Exclusive. Any and all of the remedies provided in this Article I shall be cumulative with respect to each other and, in addition, shall not preclude assertion by any St. Joe Indemnitee of any other rights or the seeking of any and all other remedies against either of the Majority Shareholders.

         SECTION 3. Indemnification Payments Timing; Quantification. Indemnification required by this Indemnification Agreement shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred. All indemnification payments made or to be made under this Indemnification Agreement shall be quantified on an after-tax basis, grossed-up for any withholding taxes deducted from the indemnity payment and for any taxes incurred by the St. Joe Indemnitees on the indemnity payment and reduced by any deduction or other actual reduction in tax realized by the St. Joe Indemnitee as a result of such loss, liability, claim, damage or expense, including, without limitation, any credit allowable under U.S. or foreign tax law, any dividends received deduction or any adjustment to the basis of the FEC Common Stock or Class B Common Stock.

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         SECTION 4. Taxes: Cooperation. Each of the Majority Shareholders will cooperate and take any and all actions reasonably requested by St. Joe in the preparation and filing of an application for the IRS Ruling and any supplemental private letter ruling sought by St. Joe from the IRS in connection with the Distribution and any related transactions, or any similar ruling issued by any Tax Authority other than the IRS in connection with the Distribution (an "IRS Supplemental Ruling") (including, without limitation, by making any representation or covenant or providing any materials or information reasonably requested by any Tax Authority). Notwithstanding the foregoing, neither of the Majority Shareholders shall be required to make any representation or covenant if such representation or covenant would impose a material burden on such Majority Shareholder that would not have been reasonably anticipated by such Majority Shareholder on the date hereof.


                                   ARTICLE II

                                  MISCELLANEOUS

         SECTION 1. References; Interpretation; Certain Definitions. References in this Indemnification Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include", "includes" and "including" when used in this Indemnification Agreement shall be deemed to be followed by the phrase "without limitation". The words "either of" when used in this Indemnification Agreement shall be deemed to be followed by the phrase "or both." Unless the context otherwise requires, references in this Indemnification Agreement to Articles and Sections shall be deemed references to Articles and Sections of this Indemnification Agreement. Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in this Indemnification Agreement refer to this Indemnification Agreement in its entirety and not to any particular Article, Section or provision of this Indemnification Agreement.

For purposes of this Indemnification Agreement:

          "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court , any Governmental Authority or any arbitration tribunal.

         "Affiliate" shall mean, when used with respect to a specified Person, another Person that controls, is controlled by, or is under common control with the Person specified. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person,


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whether through the ownership of voting securities or other interests, by contract or otherwise.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

         "Distribution Date" shall mean the date following the consummation of the Recapitalization determined by the Board of Directors of St. Joe for the mailing of certificates of Class B Common Stock to stockholders of St. Joe in the Distribution. The Distribution Date shall be a date as soon as practicable, but in any event not more than thirty days after the filing of the Articles of Merger relating to the Recapitalization.

         "Distribution Restructuring Taxes" shall mean any taxes imposed upon the St. Joe Indemnitees arising from, relating to or in the nature of the failure of the Distribution to qualify under Section 355 of the Code (including without limitation, any tax attributable to the application of Section 355(d) or
Section 355(e) of the Code to the Distribution) or corresponding provisions of the laws of other jurisdictions, using, in the case of St. Joe, the highest statutory marginal tax corporate tax rates for the relevant taxable period.

         "Effective Date" shall have the meaning set forth in Article II,
Section 4 hereof.

         "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official, body or other regulatory, administrative or governmental authority or, with respect to any Person, any securities exchange or association on which shares of such Person are listed or registered or any self regulating organization of which such Person is a member.

         "Liabilities" shall mean any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, and other liabilities, including, with respect to the withdrawal by any Tax Authority of all or any portion of the IRS Ruling or any IRS Supplemental Ruling issued to St. Joe in connection with the Distribution, contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Indemnification Agreement, in each case, whether or


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not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

         "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, other entity or government, or any agency or political subdivision thereof.

          "Subsidiary" shall mean any corporation, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or
(ii) is a general partner or an entity performing similar functions (e.g., a trustee).

         "Tax Authority" shall mean any Governmental Authority or any subdivision agency, commission or authority thereof, or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection, imposition of any tax.

         SECTION 2. Complete Agreement; Construction. This Indemnification Agreement, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Except for the rights and obligations of the Majority Shareholders and St. Joe set forth in Article I hereof, this Indemnification Agreement shall not affect the rights and obligations of the Trust and St. Joe under that certain Registration Rights Agreement between the Trust and St. Joe dated December 16, 1997, as amended.

         SECTION 3. Counterparts. This Indemnification Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

         SECTION 4. Effective Date of the Indemnification Agreement. The provisions of Article I of this Indemnification Agreement shall become effective as of the date (the "Effective Date") the Distribution and Recapitalization Agreement is executed, and thereafter, all covenants, representations, warranties and agreements of the Parties contained in this Indemnification Agreement, including, without limitation, those contained in Article I hereof, shall survive the Distribution Date.

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         SECTION 5. Expenses. Except with respect to the obligation of the
Majority Shareholders to indemnify the St. Joe Indemnitees as set forth in
Article I hereof, all costs and expenses incurred in connection with the preparation, execution, delivery and implementation of this Indemnification Agreement shall be charged to and paid by the Party incurring such costs and expenses.

         SECTION 6. Notices. All notices and other communications hereunder shall be in writing, shall be effective when received, and shall in any event be deemed to have been received (i) upon hand delivery, (ii) three (3) days after deposit in U.S. mail, postage prepaid, for first class delivery, (iii) one (1) business day following the business day of timely deposit with Federal Express or similar carrier, freight prepaid, for next business day delivery, and (iv) one (1) business day after the date of the transmission if sent by facsimile; provided that confirmation of transmission and receipt is confirmed and copy is promptly sent by first class mail, postage prepaid, and shall be sent to each Party at the following respective address (or at such other address for a Party as shall be specified by like notice):

         To St. Joe:

         The St. Joe Company
         1650 Prudential Drive
         Jacksonville, FL 32207
         Telecopy:  904 858-5265
         Attn:    General Counsel

         with a copy to:

         Sullivan & Cromwell
         125 Broad Street
         New York, NY 10004
         Telecopy:   212 558-3588
         Attn:    Donald Walkovik

         To Trust:

         Alfred I duPont Testamentary Trust.
         Suite 400
         1650 Prudential Drive
         St. Augustine, FL 32022
         Telecopy:   904-858-3124
         Attn:    Chairman

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         with a copy to:
         McGuire Woods Battle & Boothe LLP
         One James Center
         Richmond, VA 23270
         Telecopy:   804-775-1061
         Attn: William J. Strickland, Esquire


         To Nemours:

         The Nemours Foundation.
         Suite 400
         1650 Prudential Drive
         St. Augustine, FL 32022
         Telecopy:   904-858-3124
         Attn: Chairman

         with a copy to:

         McGuire Woods Battle & Boothe LLP
         One James Center
         Richmond, VA 23270
         Telecopy:   804-775-1061
         Attn: William J. Strickland, Esquire

         SECTION 7. Waivers. The failure of any Party to require strict performance by any other Party of any provision in this Indemnification Agreement will not waive or diminish that Party's right to demand strict performance thereafter of that or any other provision hereof; no waiver of any provision of this Agreement will be effective unless it is in writing and executed by the waiving party.

         SECTION 8. Amendments. This Indemnification Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties.

         SECTION 9. Assignment. This Indemnification Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Party, and any attempt to assign any rights or obligations arising under this Indemnification Agreement without such consent shall be void.

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         SECTION 10. Successors and Assigns. The provisions to this
Indemnification Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

         SECTION 11. Third-Party Beneficiaries. Except as provided in Article III relating to St. Joe Indemnitees, this Indemnification Agreement is solely for the benefit of the Parties and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Indemnification Agreement.

         SECTION 12. Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Indemnification Agreement.

         SECTION 13. GOVERNING LAW. THIS INDEMNIFICATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF FLORIDA.

         SECTION 14. Consent to Jurisdiction. Each of the Parties irrevocably submits to the exclusive jurisdiction of (a) the Circuit Court of the State of Florida, Duval County, and (b) the United States District Court for the Middle District of Florida, for the purposes of any suit, action or other proceeding arising out of this Indemnification Agreement. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Middle District of Florida or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Circuit Court of the State of Florida, Duval County. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Florida with respect to any matters to which it has submitted to jurisdiction in this Section
14. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Indemnification Agreement in (i) the Circuit Court of the State of Florida, Duval County, or (ii) the United States District Court for the Middle District of Florida, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 16. Severability. In the event any one or more of the provisions contained in this Indemnification Agreement should be held invalid, illegal or

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unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. Each representation, warranty, covenant and agreement (including with respect to indemnification) hereunder shall apply in accordance with its terms, whether or not it may relate to or cover matters which are the subject of other representations, warranties, covenants or agreements (including with respect to indemnification) in this Indemnification Agreement.


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         IN WITNESS WHEREOF, the Parties have caused this Indemnification
Agreement to be duly executed as of the day and year first above written.


                               THE ST. JOE COMPANY

                               By: /s/ Peter S. Rummell
                                  ----------------------------------------
                                  Name: Peter S. Rummell
                                  Title: Chairman


                               NEMOURS FOUNDATION

                               By: /s/ W. L. Thornton
                                  ----------------------------------------
                                  Name: W. L. Thornton
                                  Title: Vice Chairman


                               ALFRED I. DUPONT TESTAMENTARY TRUST

                               By: /s/ W. L. Thornton
                                  ----------------------------------------
                                  Name: W. L. Thornton
                                  Title: Chairman




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